Exhibit 99.1

GigOptix Reports Third Quarter Fiscal Year 2014 Financial Results

•	Q3 FY14 revenue of $8.5 million, up 16 percent year-over-year and 6 percent sequentially and above the high end of the guidance of $8.4 million provided on July 28, 2014

•	Industrial revenue up 46 percent and datacom revenue up 80 percent year-over-year

•	Telecom revenue up 49 percent sequentially

•	Q3 FY14 non-GAAP net income of $730,000, the highest in the Company’s history, and compares with a non-GAAP net loss of $681,000 in Q3 FY 13 and non-GAAP net income of $269,000 in Q2 FY 14

•	Non-GAAP net income of $0.02 per diluted share compares with a non-GAAP net loss per share of ($0.03) in Q3 FY13 and non-GAAP net income of $0.01 per diluted share in Q2 FY14

•	Q3 FY14 Adjusted EBITDA of $1.4 million, the highest in the Company’s history. This compares with $0.1 million in Q3 FY13 and $1.0 million in Q2 FY14

•	Cash and cash equivalents as of September 28, 2014 were $18.1 million with no debt

•	Q4 FY14 revenue expected to be in the range of $8.5 million to $8.8 million

SAN JOSE, Calif. – October 27, 2014 – GigOptix, Inc. (NYSE MKT: GIG), a leading supplier of advanced high speed semiconductor components for use in long-haul, metro, Cloud connectivity, data centers, consumer electronics links and interactive applications, through optical and wireless communications networks, today announced financial results for its third quarter fiscal year 2014, which ended September 28, 2014.

Third Quarter Fiscal 2014 GAAP Results

Total revenue in the third quarter of fiscal 2014 was $8.5 million. This compares with revenue of $7.3 million in the third quarter of fiscal 2013, and $8.0 million in the second quarter of fiscal 2014.

Gross margin was 59 percent in the third quarter of fiscal 2014, compared with 59 percent in the third quarter of fiscal 2013, and 57 percent in the second quarter of fiscal 2014.

Net loss in the third quarter of fiscal 2014 was $0.8 million, or a net loss of ($0.02) per share. This compares with net income of $3.5 million, which included a one-time net gain of $5.7 million resulting from a litigation settlement, or net income of $0.16 per diluted share, in the third quarter of fiscal 2013, and a net loss of $2.0 million, or a net loss of ($0.06) per share, in the second quarter of fiscal 2014. With the exception of the third quarter of fiscal 2013, the third quarter of fiscal 2014 represents the best GAAP bottom line performance in the Company’s history.

Cash and cash equivalents as of September 28, 2014 were $18.1 million, and the Company had no debt outstanding. This compares with cash and cash equivalents of $18.5 million, at June 29, 2014.

Third Quarter Fiscal 2014 Non-GAAP Results1

Non-GAAP net income for the third quarter of fiscal 2014 was $0.7 million, the highest ever in the Company’s history, resulting in earnings of $0.02 per diluted share. The third quarter non-GAAP net income excludes approximately $1.1 million in stock-based compensation, $36,000 in restructuring, a $0.1 million loss on the unconsolidated affiliate, BrPhotonics, and $0.2 million in amortization of intangible assets. This compares with a non-GAAP net loss of $0.7 million, or ($0.03) per share in the third quarter of fiscal 2013 and non-GAAP net income of $0.3 million, or $0.01 per diluted share in the second quarter of fiscal 2014.

Non-GAAP gross margin was 61 percent, compared with 62 percent in the third quarter of fiscal 2013 and 59 percent in the second quarter of fiscal 2014.

Adjusted EBITDA for the third quarter of fiscal 2014 was $1.4 million, the highest ever in the Company’s history. This compares with Adjusted EBITDA of $0.1 million in the third quarter of fiscal 2013, and Adjusted EBITDA of $1.0 million in the second quarter of fiscal 2014.

“Our record non-GAAP net income and Adjusted EBITDA, and improving GAAP results, in the third quarter validate that the actions we have taken over the last 24 months to drive revenue growth, reduce and control expenses, and improve shareholder value are delivering tangible results,” said Dr. Avi Katz, Chairman and Chief Executive Officer of GigOptix, Inc. “In particular, in Q3 our telecom-related revenue grew almost 50 percent from the second quarter, driven by the initial sales of our telecom 100Gbps coherent linear products, and continuous solid shipments of our 40Gbps datacom product, which grew about 80 percent year-over-year. We expect sales of these product families will continue to increase as we ramp capacity over the next year. In addition, Industrial, or ASIC, revenue was up nearly 30 percent from the second quarter reflecting a stable product line, which is influenced by the increased demand as the industry continues to move to new geometries.”

As previously disclosed, on August 19, 2014 GigOptix announced a proposal to acquire GSI Technology (Nasdaq: GSIT) for a per share consideration of $6.50. GigOptix is still awaiting GSI Technology’s board of director’s willingness to engage with GigOptix in a discussion of the merits of this proposal.

Financial Outlook

“We produced record setting results in the third quarter due primarily to our third straight quarter of revenue growth and improving non-GAAP gross margin performance,” said Curt Sacks, Senior Vice President and Chief Financial Officer of GigOptix, Inc. “As we continue to see solid demand for our key products we believe our fourth quarter revenue will be in the range of $8.5 million to $8.8 million.”

Financial Results Webcast / Conference Call

GigOptix will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its third quarter fiscal 2014 financial results and business outlook. Investors and other interested parties may access the call by dialing (719) 325-2484. No passcode is needed for the live call. The replay dial-in number is (858) 384-5517, and the passcode is 1875302. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at http://www.gigoptix.com.

1 Non-GAAP Measures - GigOptix reports revenue, gross margin, operating expense, operating income and net loss on a Generally Accepted Accounting Principles (GAAP) and non-GAAP basis. In addition, it reports Adjusted EBITDA. These non-GAAP measures are provided to enhance investors’ overall understanding of GigOptix financial performance. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of these GAAP to non-GAAP measurements and Adjusted EBITDA for the nine months ended September 28, 2014 and September 29, 2013 can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

About GigOptix, Inc.

GigOptix is a leading fabless supplier of high speed semiconductor components that enable end-to-end information streaming over optical and wireless networks. The products address long-haul and metro telecom applications as well as emerging high-growth opportunities for Cloud and data centers connectivity, and interactive applications for consumer electronics. GigOptix offers a unique broad portfolio of drivers and TIAs for 40Gbps, 100Gbps and 400Gbps fiber-optic telecommunications and data-communications networks, and high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions in a wide range of technology geometries from 28nm to 0.6um, and enables a complete product life cycle support from swift introduction of new product to extension of legacy products.

Important Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This material is not a substitute for the prospectus/proxy statement GigOptix and GSI Technology would file with the Securities and Exchange Commission (“SEC”) if an agreement between GigOptix and GSI Technology is reached or any other documents which GigOptix may send to stockholders in connection with the proposed transaction. Investors are urged to read any such documents, when available, because they will contain important information. Such documents would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to GigOptix, 130 Baytech Drive, San Jose, California 95134, Attention: Curt Sacks or by e-mail at csacks@gigoptix.com.

GigOptix and its directors, executive officers and other employees may be deemed to be participants in any solicitation of GigOptix or GSI Technology stockholders in connection with the proposed transaction. Information about GigOptix’ directors and executive officers is available in GigOptix’ Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on Mar. 18, 2014, and its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on Oct. 3, 2014. Additional information about the interests of potential participants will be included in any proxy statement filed in connection with the proposed transaction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the possibility of a transaction with GSI Technology and its relationship with the Company, growth, opportunities, continued traction, contracts, improvements and our statements under the heading “Financial Outlook.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: ability to consummate a transaction with GSI Technology, including, GigOptix and GSI Technology may not enter into any definitive agreement with respect to the proposed transaction or required regulatory approvals may not be obtained in a timely manner, if at all; if a transaction is consummated, the ability to realize the anticipated benefits of the proposed transaction, the ability to successfully integrate the two companies, or that the integration of GSI Technology’s operations with GigOptix may be materially delayed or may be more costly or difficult than expected; that the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements, the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to control our costs of goods sold, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently acquired or produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, and to do so in an efficient manner, the ability to pursue and attract other merger and acquisition opportunities, our ability to enforce intellectual property rights, the ability to maintain and continue relationships with government agencies, and the ability of the partners to BrPhotonics to work together in furtherance of its operational objectives. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the SEC, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Investors

Darrow Associates, Inc.

Jim Fanucchi, (408) 404-5400

ir@gigoptix.com

(TABLES TO FOLLOW)

####

GIGOPTIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 28, 2014	December 31, 2013	Net Change
			$	%
ASSETS
Current assets:
Cash and cash equivalents	$18,119	$20,377	$(2,258)	(11%)
Accounts receivable, net	7,707	5,021	2,686	53%
Inventories	4,021	4,617	(596)	(13%)
Prepaid and other current assets	674	434	240	55%

Total current assets	30,521	30,449	72	0%
Property and equipment, net	2,047	2,999	(952)	(32%)
Intangible assets, net	2,617	3,287	(670)	(20%)
Goodwill	10,306	9,860	446	5%
Restricted cash	130	284	(154)	(54%)
Other assets	116	183	(67)	(37%)

Total assets	$45,737	$47,062	$(1,325)	(3%)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,860	$831	$1,029	124%
Accrued compensation	1,079	1,170	(91)	(8%)
Other current liabilities	2,247	2,746	(499)	(18%)

Total current liabilities	5,186	4,747	439	9%
Pension liabilities	131	140	(9)	(6%)
Other long-term liabilities	569	595	(26)	(4%)

Total liabilities	5,886	5,482	404	7%

Stockholders’ Equity
Common stock	32	32	—	0%
Additional paid-in capital	142,757	139,710	3,047	2%
Treasury stock, at cost; 701,754 shares as of September 28, 2014 and
December 31, 2013, respectively	(2,209)	(2,209)	—	0%
Accumulated other comprehensive income	441	490	(49)	(10%)
Accumulated deficit	(101,170)	(96,443)	(4,727)	5%

Total stockholders’ equity	39,851	41,580	(1,729)	(4%)

Total liabilities and stockholders’ equity	$45,737	$47,062	$(1,325)	(3%)

GIGOPTIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Nine months ended
	September 28, 2014%		September 29, 2013%		September 28, 2014%		September 29, 2013%
Total revenue	$8,484	100%	$7,336	100%	$23,907	100%	$21,088	100%
Total cost of revenue	3,482	41%	2,985	41%	10,095	42%	8,199	39%

Gross profit	5,002	59%	4,351	59%	13,812	58%	12,889	61%

Research and development expense	3,257	38%	3,984	54%	10,357	43%	10,397	49%
Selling, general and administrative expense	2,388	28%	2,483	34%	7,353	31%	6,877	33%
Restructuring expense, net	36	0%	—	0%	343	1%	950	5%
Special litigation-related benefit	—	0%	(5,673)	-77%	—	0%	(4,786)	-23%

Total operating expenses	5,681	67%	794	11%	18,053	76%	13,438	64%

Income (loss) from operations	(679)	-8%	3,557	48%	(4,241)	-18%	(549)	-3%
Interest expense, net	(9)	0%	(27)	0%	(36)	0%	(106)	-1%
Other income, net	35	0%	3	0%	45	0%	259	1%

Income (loss) before provision for income taxes	(653)	-8%	3,533	48%	(4,232)	-18%	(396)	-2%
Provision for income taxes	8	0%	1	0%	39	0%	28	0%

Income (loss) from consolidated companies	(661)	-8%	3,532	48%	(4,271)	-18%	(424)	-2%
Equity in earnings of unconsolidated affiliate	125	1%	—	0%	456	2%	—	0%

Net income (loss)	$(786)	-9%	$3,532	48%	$(4,727)	-20%	$(424)	-2%

Basic net income (loss) per share	$(0.02)		$0.16		$(0.15)		$(0.02)
Diluted net income (loss) per share	$(0.02)		$0.16		$(0.15)		$(0.02)

Weighted average number of shares used in basic net income (loss) per share calculation	31,866		21,656		31,636		21,610
Weighted average number of shares used in diluted net income (loss) per share calculation	31,866		22,359		31,636		21,610

GIGOPTIX, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Nine months ended
	September 28, 2014%		September 29, 2013%		September 28, 2014%		September 29, 2013%
Total revenue	$8,484	100%	$7,336	100%	$23,907	100%	$21,088	100%
Total cost of revenue	3,294	39%	2,806	38%	9,537	40%	7,637	36%

Gross profit	5,190	61%	4,530	62%	14,370	60%	13,451	64%

Research and development expense	2,979	35%	3,616	49%	9,432	39%	9,475	45%
Selling, general and administrative expense	1,499	18%	1,570	21%	4,573	19%	4,551	22%

Total operating expenses	4,478	53%	5,186	71%	14,005	59%	14,026	67%

Income (loss) from operations	712	8%	(656)	-9%	365	2%	(575)	-3%
Interest expense, net	(9)	0%	(27)	0%	(36)	0%	(106)	-1%
Other income (expense), net	35	0%	3	0%	45	0%	259	1%

Income (loss) before provision for income taxes	738	9%	(680)	-9%	374	2%	(422)	-2%
Provision for income taxes	8	0%	1	0%	39	0%	28	0%

Net income (loss)	$730	9%	$(681)	-9%	$335	1%	$(450)	-2%

Basic net income (loss) per share	$0.02		$(0.03)		$0.01		$(0.02)
Diluted net income (loss) per share	$0.02		$(0.03)		$0.01		$(0.02)

Weighted average number of shares used in basic net income (loss) per share calculation	31,866		21,656		31,636		21,610
Weighted average number of shares used in diluted net income (loss) per share calculation	32,340		21,656		32,525		21,610

GIGOPTIX, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three months ended,		Nine months ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
GAAP Total cost of revenue	$3,482	$2,985	$10,095	$8,199
Stock-based compensation	(85)	(57)	(249)	(196)
Amortization of intangible assets	(103)	(122)	(309)	(366)
Special bonus	—		—	—

Non-GAAP Total cost of revenue	$3,294	$2,806	$9,537	$7,637

GAAP Gross profit	$5,002	$4,351	$13,812	$12,889
Stock-based compensation	85	57	249	196
Amortization of intangible assets	103	122	309	366
Special bonus	—		—	—

Non-GAAP Gross profit	$5,190	$4,530	$14,370	$13,451

GAAP - Operating expenses	$5,681	$794	$18,053	$13,438
Stock-based compensation	(983)	(690)	(2,937)	(2,397)
Amortization of intangible assets	(120)	(120)	(361)	(380)
Restructuring expense, net	(36)	—	(343)	(950)
Special litigation-related expense	—	5,673	—	4,786
Special bonus	—	(471)	(343)	(471)
Acquisition-related expense	(64)	—	(64)	—

Non-GAAP Operating expenses	$4,478	$5,186	$14,005	$14,026

GAAP Loss from operations	$(679)	$3,557	$(4,241)	$(549)
Stock-based compensation	1,068	747	3,186	2,593
Amortization of intangible assets	223	242	670	746
Restructuring expense, net	36	—	343	950
Special litigation-related expense	—	(5,673)	—	(4,786)
Special bonus	—	471	343	471
Acquisition-related expense	64	—	64	—

Non-GAAP Income (loss) from operations	$712	$(656)	$365	$(575)

GAAP - Net loss	$(786)	$3,532	$(4,727)	$(424)
Stock-based compensation	1,068	747	3,186	2,593
Amortization of intangible assets	223	242	670	746
Restructuring expense, net	36	—	343	950
Special litigation-related expense	—	(5,673)	—	(4,786)
Special bonus	—	471	343	471
Acquisition-related expense	64	—	64	—
Equity in net loss of unconsolidated affiliate	125	—	456	—

Non-GAAP Net Income (loss)	$730	$(681)	$335	$(450)

Adjusted EBITDA reconciliation:
Loss from operations	$(679)	$3,557	$(4,241)	$(549)
Restructuring expense, net	36	—	343	950
Depreciation and amortization	923	962	2,736	2,843
Stock-based compensation	1,068	747	3,186	2,593
Special litigation-related expense	—	(5,673)	—	(4,786)
Special bonus	—	471	343	471
Acquisition-related expense	64	—	64	—

Adjusted EBITDA	$1,412	$64	$2,431	$1,522